UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2007

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices) (Zip Code)

011-852-2876-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On April 30, 2007, the Registrant’s wholly-owned subsidiary, PacificNet Strategic Investment Holdings Limited (“PacificNet Holdings”), entered into a definitive stock purchase and sale agreement (the “Agreement”), with Heyspace International Limited to sell its 51% interest (the “Interest”) in Pacific 3G Information and Technology Limited, a British Virgin Islands Company (“Pacific 3G”), the parent company of GuangZhou 3G Information Technology Co., Ltd. (“GuangZhou 3G”). GuangZhou 3G is in the business of providing value-added telecom services (VAS) and information services, internet and mobile entertainment application development, mobile game software design and development, mobile customer relationship management (CRM) services in China.

Mr. Sun Zheng (William) Sun, the Chief Executive Officer of Heyspace, is also a director of GuangZhou 3G.

Purchase Price

The purchase price for the Interest is $6,000,000, and is payable to PacificNet Holdings in installments as follows:

(i) USD$500,000 payable in cash on the closing date of the sale of the Interest;

(ii) USD$500,000 payable in cash no later than May 30, 2007;

(iii) USD$500,000 payable in cash no later than August 28, 2007;

(iv) USD$500,000 payable in cash no later than September 27, 2007; and

(v) USD$4,000,000 payable in cash on the earlier of October 31, 2007, or the date Heyspace consummates an initial public offering.

Closing Conditions

The closing of the sale of the Interest is conditioned upon each party, at or prior to the closing date, having (i) made representations and warranties that were true and are true as of the closing date, performed all obligations under the agreement and delivered a certificate by an officer to such effect; (ii) no action commenced or threatened by or before any governmental authority seeking to restrain or materially and adversely alter the transactions contemplated by the Agreement, which such party believes is likely to render it impossible or unlawful to complete the sale of the Interest; (iii) received a Secretary’s certificate from the other party, with duly adopted resolutions of the Board of Directors evidencing such party’s authority to enter into the Agreement; and (iv) received or made available, all required filings and approvals from all governmental authorities and notices to or required consent of any other third party to consummate the sale of the Interest.

Survival of Representations and Warranties; Indemnification

The representations and warranties made by each party survive for a period of two years after the closing of the sale of the Interest. Each party has agreed to indemnify the other party from and against any and all damages resulting from, arising out of or in connection with any inaccuracy or any breach or any alleged breach or inaccuracy of any party’s respective representations, warranties, covenants or agreements contained in the Agreement.

Termination of the Agreement

The Agreement may be terminated by either party if prior to the closing date there has any breach of the other party’s representations, warranties or covenants, or any condition to closing has not been satisfied by the other party prior to the closing date.

The foregoing does not purport to be a full description of the parties’ rights and obligations under the Agreement.

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished herewith:

99.1   Press Release dated May 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.

Dated: May 4, 2007	By:	/s/ Victor Tong

Name: Victor Tong Title: President